                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 16, 2002

                              DYNEGY HOLDINGS INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                          0-29311                94-3248415
(State or other jurisdiction      (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

                           1000 Louisiana, Suite 5800
                              Houston, Texas 77002
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (713) 507-6400

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

         On October 16, 2002, Dynegy Inc. ("Dynegy"), the wholly owning parent company of Dynegy Holdings Inc., issued a press release announcing that it is implementing a restructuring plan designed to improve operational efficiencies and performance across its lines of business. Dynegy will adopt a decentralized business structure consisting of a streamlined corporate center and operating units in power generation, natural gas liquids, regulated energy delivery and communications. Dynegy also announced that it will exit the marketing and trading business in the United States, Canada and Europe. In connection with this exit, President and Chief Operating Officer and Dynegy board member Steve Bergstrom has decided to resign and withdraw his name as a candidate for chief executive officer. As a result of its organizational restructuring and exit from marketing and trading, Dynegy announced that it will undergo a significant work force reduction. A copy of Dynegy's October 16th press release is attached hereto as exhibit 99.1 and is incorporated herein by this reference.

         On October 18, 2002, Dynegy issued a press release announcing that it entered into a letter of intent to sell a significant portion of its Canadian natural gas business to The Seminole Group, Inc. Seminole agreed to acquire Dynegy Canada Inc.'s physical natural gas marketing business, which serves approximately 600 commercial and industrial customers in Canada. Dynegy announced that it has also agreed to sell to Seminole its 50 percent ownership stake in Tidal Energy Marketing Inc., a wholesale crude oil marketing company. The transactions, which are subject to the negotiation and execution of definitive documentation, regulatory approval and other customary conditions, are expected to close in November 2002.

         Also on October 18th, Dynegy issued a press release announcing that it dismissed six employees and will discipline seven others in its natural gas trading business for violations of company policies. The violations were related to Dynegy's previously disclosed finding that employees in its marketing and trading business provided inaccurate information regarding natural gas trades to various energy publications that compile and report index prices. The disciplinary actions were taken as a result of an ongoing investigation conducted by the Audit and Compliance Committee of Dynegy's Board of Directors and in collaboration with independent counsel. Dynegy also announced that it relieved a corporate compliance officer of his responsibilities in connection with this investigation. A copy of Dynegy's October 18th press release regarding this matter is attached hereto as exhibit 99.2 and is incorporated herein by this reference.

         On October 21, 2002, Dynegy issued a press release announcing a work force reduction in connection with its previously announced restructuring initiative and exit from the marketing and trading business. The reduction affects approximately 780 employees, including approximately 600 employees in Houston. The work force reduction largely impacts Dynegy's corporate infrastructure and its marketing and trading businesses in North America and Europe, with a lesser impact on Dynegy's power generation, natural gas liquids, regulated energy delivery and communications businesses. A copy of Dynegy's October 21st press release is attached hereto as exhibit 99.3 and is incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

a) Financial Statements of Business Acquired - Not Applicable.

b) Pro Forma Financial Information - Not Applicable.

c) Exhibits:

     99.1 Press release of Dynegy Inc. dated October 16, 2002.

     99.2 Press release of Dynegy Inc. regarding disciplinary actions relating to reporting of natural gas trades dated October 18, 2002.

     99.3 Press release of Dynegy Inc. dated October 21, 2002.

     99.4 Press release of Dynegy Inc. regarding the sale of its Canadian natural gas business dated October 18, 2002.

ITEM 9. REGULATION FD DISCLOSURE

         On October 18, 2002, Dynegy issued a press release, a copy of which is attached hereto as exhibit 99.4 and the contents of which are incorporated herein by this reference. In accordance with General Instruction B.2. of Form 8-K, the information contained in such press release shall not be deemed "Filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DYNEGY HOLDINGS INC.

                                    BY:   /s/ Keith R. Fullenweider
                                          -----------------------------------
                                          Keith R. Fullenweider
                                          Senior Vice President, Deputy General
                                          Counsel and Secretary

Dated:  October 22, 2002